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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 25, 2005, in the Registration Statement (Form S-1 no. 333-_______) and related Prospectus of Asset Acceptance Capital Corp. dated March 7, 2005.




/s/ ERNST & YOUNG LLP

Ernst & Young LLP
Detroit, Michigan
March 7, 2005